Exhibit 10.13

Working capital loan contract

(Applicable to RMB business of small and micro enterprises)

Hua Xia Bank Co., LTD

Liquidity loan consolidation

Number: BJZX1610120240021

Party A (Borrower): Beijing Hexian Lianjing Technology Co., LTD.

Address: A-02, 4th Floor, No. 89 West Third Ring Road, Haidian District, Beijing

Postal code: 100000        Legal Representative: Xiao Tianhang

Tel: 18814820257

Basic account opening bank: Guangfa Bank Co., Ltd. Beijing New foreign branch

Account number: 9550880233757500100

Party B (Lender): Beijing Shangdi Branch of Huaxia Bank Co., LTD. Address: A 28-4,

Keshi Building, No. A 28, Xinyi Road, Haidian District, Beijing

Postal Code: 100085

Legal representative/Principal: Wu Kang

Tel: 010-82773668         Fax: 010-82773318

In accordance with the relevant laws and regulations of the People’s Republic of China, the parties hereto have reached an agreement through consultation on the basis of the principle of equity.

Article 1 Types of Loans

1.1 The loan under this Contract is a working capital loan.

Article 2 Loan Amount and Currency

2.1 The currency of the loan hereunder shall be RMB.

2.2 The loan amount under this contract is (in words)RMB ten million.

Article 3 Purposes of Loans

3.1 The loan hereunder shall only be used for the purpose of the loan as stated in the Application for Withdrawal of Working Capital Loan (hereinafter referred to as “Application for Withdrawal”, Appendix 1) approved by Party B. Without the written consent of Party B, Party A shall not change the purpose of the loan. Party A shall sign the Commitment Letter for the Use of Funds (Annex 2) to ensure that the borrowed funds are used for the business purposes agreed by both parties. The funds shall be used in accordance with national laws and regulations, departmental rules, regulatory documents and other relevant policies and regulations, shall not be misappropriated in the real estate field, shall not be used for investment in stocks, securities, futures, wealth management products and other financial products, and shall not be used for dividends of Party A’s shareholders. Financial assets, fixed assets, equity and other investments shall not be used in fields and applications where production and business operations are prohibited by the State. If Party A is a local financial organization and laws, regulations, and regulatory regulations provide otherwise, such provisions shall prevail.

Article 4 Loan Term

4.1 The maximum term of the loan under this contract is 1 year (day/month/year), counting from the actual withdrawal date of the first loan. The term of each loan shall be calculated from the date of actual withdrawal of the loan, and the maturity date shall not exceed the cut-off date determined in accordance with the above rules.

4.2 Party A chooses the following method to withdraw the loan hereunder:

☑ One extraction on July 4, 2024. Party A shall send the withdrawal application to Party B at least one working day before the agreed withdrawal date, and can only withdraw the money after Party B’s examination and approval.

☒ Withdraw funds within the following drawing period:

The withdrawal period shall be from the date of signing this Contract to / year  / month / day, and all withdrawals shall be made within the withdrawal period. Party A shall send a withdrawal application to Party B at least three working days prior to the planned withdrawal date, and Party A can withdraw the money only after Party B has examined and approved it.

Before each planned withdrawal by Party A, all withdrawal conditions set forth in Article 6 hereof shall have been satisfied; otherwise, Party B shall have no obligation to provide any loan to Party A.

4.3 Party A shall choose the following method to repay the principal of the loan hereunder:

☑ Repay the principal in one go on the maturity date of the loan.

☒ The principal shall be repaid by installments in the following order, time and amount:

 / year  / month / day, amount (in words) /    ;

 / year  / month / day, amount (in words) /    ;

 / year  / month / day, amount (in words) /    ;

 / year  / month / day, amount (in words) /    ;

 / year  / month / day, amount (in words) /    ;

/     .

☒ Each loan under this Contract shall be repaid on the due date set out in the loan voucher corresponding to the loan.

☒ Other repayment methods: the parties shall agree separately in writing.

4.4 In case of any inconsistency between the date of loan withdrawal and the maturity date recorded in the loan voucher hereunder and the provisions of Section 4.2/4.3 or the withdrawal application, the time recorded in the loan voucher hereunder shall prevail. The withdrawal application, loan voucher and other documents confirmed by both parties as attachments hereto shall form an integral part of this Contract and have the same legal force as this Contract.

Article 5 Loan Interest Rate

5.1 The loan interest rate hereunder is an annualized interest rate calculated by simple interest and shall be implemented as follows:

5.1.1 Loan interest rate adopt (☑fixed/☒floating) interest rate.

5.1.2 Fixed interest rate, where the interest rate remains unchanged over the life of the loan. The fixed interest rate is determined by the one-year term grade loan market quotation rate (LPR) (☒plus/☑ minus) of 45 basis points (one basis point =0.01%) issued by the National Interbank Lending Center one working day before ( ☑ first withdrawal date/☒each withdrawal date). The specific interest rate shall be subject to Party B’s loan certificate. The annual interest rate is 3%.

5.1.3 Floating interest rate: It is determined by the market quoted interest rate (LPR) (☒plus/☒minus)  /  basis point (one basis point =0.01%) issued by the National Interbank Lending Center one working day before each withdrawal date. The specific interest rate shall be subject to Party B’s loan certificate.

5.1.4 If the loan interest rate is a floating rate, after each loan is issued, if the loan market quoted interest rate (LPR) is adjusted, the loan interest rate will be adjusted as follows:

☒ The interest rate is settled monthly and the interest rate is adjusted monthly, and the adjusted interest rate of the contract loan is applicable from the day after the first settlement date after the adjustment of the loan market quoted interest rate (LPR);

☒ Interest is paid quarterly and interest rates are adjusted quarterly. The adjusted interest rate of the contract loan is applicable from the day after the first settlement date after the Loan Market quoted interest rate (LPR) is adjusted;

☒ The interest rate is adjusted annually, after the adjustment of the contract loan interest rate:

☒ It shall apply the day after the first settlement date of the following year.

☒ It is applicable from the day after the first interest date of one year after the loan is issued.

☒ Other:  /

5.1.5 In the event of adjustment in accordance with the provisions of paragraph 5.1.4 above, the adjusted loan interest rate shall be determined by the market quoted interest rate (LPR) of term grade loans as determined in paragraph 5.1.3, plus or minus basis points, on the working day before the corresponding settlement date.

5.2 The loan hereunder shall be charged with interest from the date of actual withdrawal. The formula for calculating interest is: interest = actual loan balance X actual days of interest period x annual interest rate /360 (days).

5.3 The interest of the loan hereunder shall be paid in one of the following ways:

☑ The interest is settled monthly, the interest date is the 20th day of each month, the interest payment date is the 21st day of each month, and the last interest payment date is the maturity date of the loan (the Interest payment date is postponed in case of legal holidays and public holidays);

☒ Interest is settled quarterly, the interest date is the 20th of the end month of each quarter, the interest payment date is the 21st of the end month of each quarter, and the last interest payment date is the loan maturity date (Interest payment date is postponed in case of legal holidays and public holidays);

☒ Interest will be paid in one lump sum on the due date of the principal (deferred in case of legal holidays and holidays);

☒ Other: /

5.4 If the interest rate of the contract loan is changed, the penalty interest rate under this contract will be automatically changed accordingly, and will be applied at the same time as the interest rate of the contract loan, and calculated in sections.

5.5 Party B does not need to obtain the consent of Party A for any adjustment made in accordance with provisions 5.1, 5.3 and 5.4.

5.6 In case of cancellation of the loan market quoted interest rate (LPR), Party B shall have the right to directly change the pricing benchmark of the loan interest rate in accordance with the national interest rate policy of the same period, and re-determine the loan interest rate in accordance with the principle of fairness and good faith. Before making such adjustment, Party B shall notify Party A within a reasonable time in advance, and such notification shall be made by mobile phone short message, network announcement or any other method considered reasonable by Party B. If Party A does not accept the change of the pricing basis of the loan interest rate, it may repay the loan interest rate in advance within 30 days, and any delay shall be deemed as Party A’s acceptance of the change and adjustment of the pricing basis of the loan interest rate.

Article 6 Conditions for Withdrawal

6.1 When withdrawing funds, Party A must meet the following prerequisites:

6.1.1 Party A has completed the administrative license, approval, registration and other legal procedures related to the loan education hereunder in accordance with relevant laws, regulations and rules;

6.1.2 Party A has submitted relevant documents that meet the requirements of Party B:

6.1.3 The guarantee under this Contract has gone through all the procedures prescribed by law and agreed by both parties and has taken effect/the mortgage has been established/the pledge has been established:

6.1.4 Neither Party A nor the guarantor has committed any breach as stipulated in this Contract or guarantee contract:

6.1.5 At the time of withdrawal, the representations and warranties made by Party A in this Contract shall remain true, accurate and effective;

6.1.6 At the time of withdrawal, the operating and financial status of Party A and the guarantor shall be basically the same as that at the time of signing this Contract in case of any material adverse changes;

6.1.7 Other conditions required by Party B.

6.2 After meeting the above conditions, Party A shall go through the withdrawal procedures as agreed herein and sign the loan voucher. The loan document is an integral part of this Contract and has the same effect as this Contract.

6.3 Party B’s loan to Party A when the withdrawal conditions are not met shall not constitute Party B’s performance defect, nor shall it indicate that Party B gives up requiring Party A to meet the above withdrawal conditions. Party A shall immediately submit relevant materials to Party B upon meeting the withdrawal conditions.

6.4 Due to deterioration of Party A’s credit standing, Party B has the right to automatically cancel, terminate or suspend all or part of the loan. In this case, Party B’s breach of contract does not constitute a defect.

Article 7 Issuance and Payment of Loan Funds

7.1 The loan hereunder shall be issued and paid in the following ways:

☐ Party A’s own payment method.

☐ Method of payment entrusted to Party B.

☐ If the payment object is specified and the amount of a single payment to a transaction object of Party A exceeds  /  RMB (or equivalent foreign currency), Party B shall be entrusted to make the payment; In other cases, Party A may make payment independently.

7.2 If Party A makes independent payment, Party B shall review the Application for Withdrawal of Working Capital Loan (Suitable for Independent Payment) affixed by Party A, and upon approval, release the loan funds to Party A’s account, and Party A shall make independent payment to the transaction object meeting the agreed purpose in accordance with the agreed method.

7.3 If Party B is entrusted with the payment, Party B shall, according to the agreed purpose of the loan, review whether the payment object, payment amount and other information listed in the payment application provided by Party A are consistent with the corresponding business contract and other certification materials. After examination and approval, Party B shall release the loan funds to Party A’s account and pay to Party A’s transaction object meeting the agreed purpose in accordance with the Application for Withdrawal of Working Capital Loan (Applicable to Entrusted Payment) and the intention of entrusted payment in the official seal of Party A.

If Party A has a good record of the use of the loan funds and there is a reasonable and urgent demand for the loan funds within the scope of the loan purposes agreed herein, Party B may appropriately simplify the materials and procedures required by Party A to certify the entrusted payment in advance if the risk is controllable after evaluation, provided that Party A shall cooperate with Party B to complete the post-audit in a timely manner after the completion of the loan. Party A shall provide relevant certificates in time as required by Party B

Failure to provide the materials in time or the materials provided do not meet the requirements of Party B shall constitute a breach of this Contract by Party A, and Party B shall have the right to take measures such as early withdrawal of the loan, suspension or suspension of loan issuance and payment, and hold Party A liable for such breach.

7.4If Party A makes the payment independently, Party A shall report to Party B the payment status of the loan funds every  /  month, and Party B shall have the right to verify whether the loan payment meets the agreed purpose by means of account analysis, voucher inspection, field investigation, etc., and whether there is any circumstance of avoiding the entrusted payment by breaking up the whole into pieces

7.5 If the self-paid loan funds are changed to the entrusted payment, or if under the self-paid payment method, the amount paid by Party A to a certain transaction counterparty reaches the entrusted payment standard of Party B in Article 7.1, Party A shall apply to Party B for changing the payment method of funds, submit the withdrawal application, business contract and other relevant materials, and make the payment only after Party B has reviewed and approved it.

7.6 If Party B is entrusted to pay, Party A shall provide information about the transaction object, materials for the purpose of the loan and other relevant materials as required by Party B. If the information provided by Party A is untrue, inaccurate, incomplete or invalid, Party B shall not be liable for the failure of the entrusted payment.

7.7 The loan funds shall not be paid to the brokerage company of Party A in the capital market or the transaction object associated with Party A that does not meet the purpose of the loan.

Article 8 Post-loan Fund Monitoring

8.1 Party A shall designate a special fund withdrawal account (account number: 10285000001644246) or a special fund withdrawal account (account number:  /) to be opened by Party B. If the fund withdrawal account is the account of another bank, a statement shall be provided every  /  month.

8.2 Party B shall have the right to monitor the above-mentioned fund withdrawal account, and Party A shall promptly provide Party B with information on the flow of funds in and out of the account Situation.

8.3 Party B shall have the right to negotiate with Party A to sign an account management agreement separately according to Party A’s credit status and financing situation, and clearly stipulate the management of the funds returned from the designated account.

Article 9 Repayment of Loans

9.1 Party A’s sources of repayment include but are not limited to revenue, and Party A undertakes that it shall not use the above agreement to refuse to perform its repayment obligations under this contract under any circumstances, and no agreement on the source of Party A’s repayment funds in any other contract to which Party A is a party shall affect Party A’s performance of its repayment obligations under this contract

9.2 Party A shall deposit the repayable amount (interest and principal) in full into the account opened by Party B before the termination of Party B’s business hours on the repayment date (Interest payment date, current payment date), and Party B shall have the right to directly transfer and receive the payment from its account.

9.3 If the date of repayment of the loan principal hereunder falls on a legal holiday or a public holiday, Party A may apply and the parties shall negotiate separately to agree to repay the loan principal and interest on the last working day before the legal holiday or public holiday. If Party A does not apply, the principal repayment date shall be postponed to the first working day after the end of legal holidays or public holidays. The above circumstances are calculated and charged according to the loan interest rate agreed in this contract and the actual days of payment.

9.4 Party B shall have the right to directly transfer and receive the outstanding amounts from the accounts opened by Party A at all business institutions of Huaxia Bank Co., LTD. If the currency of the receipt is different from the currency of the Contract, it shall be converted at the foreign exchange rate published by Party B on the date of receipt.

9.5 If Party A has several debts due to Party B, and Party A’s payment is insufficient to pay off all the debts due, Party B shall determine the order of the debts to be paid by Party A’s payment.

If Party A’s payment is insufficient to pay off the amount of the debt payable, Party B shall have the right to choose the order of payment of the expenses, damages, liquidated damages, compound interest, overdue interest and penalty interest, interest and principal for the realization of the debt.

9.6 Party A shall submit a written application to Party B ten working days in advance for repayment of the loan, and after Party B’s written consent, the interest shall be calculated according to the loan interest rate agreed herein and the actual days of payment.

9.7 Consent of Party B is required for a third party to perform relevant obligations and responsibilities on behalf of Party A. Without the consent of Party B, Party A shall not be exempted from its responsibilities if a third party performs the performance on its behalf.

Article 10 Loan Guarantee

10.1 If the loan under this contract is a guarantee loan, the guarantee method is: ☑Guarantee ☒mortgage ☒pledge ☒  /   .The guarantee contract shall be separately signed between the guarantor and Party B.

10.2 If the loan guarantee under this Contract is the maximum amount guarantee, the corresponding maximum amount guarantee contract is:

☒ Maximum Amount Guarantee Contract signed by the Guarantor / and Party B (No. :/);

☒ Maximum Amount Mortgage Contract signed by the Mortgagor / and Party B (No. :/);

☒ Maximum Amount Pledge Contract signed by the Pledgor/ and Party B (No. :/);

☒ /

Article 11 Financial Agreement

During the validity period of this Contract, Party A shall comply with the following financial indicators:    /

Article 12 Representations and Warranties of Party A

Party A hereby represents and warrants to Party B as follows:

12.1 Party A is a legally registered and valid entity, and has the right to dispose of the property under its management, to operate the business related to the purpose of the loan hereunder, and to sign and perform this Contract. Party A’s credit standing is good, its controlThe shareholders and actual controllers have good credit standing and no major bad records.

12.2 Party A has obtained the approval of the superior competent authority or the Board of Directors of the Company and other competent authorities in accordance with the law, and has obtained all necessary voting rights.

12.3 When Party A signs and performs this Contract, it does not violate any provisions or agreements binding on Party A and its assets, any security agreements, other agreements signed by Party A and others, and any other documents, agreements and commitments binding on Party A.

12.4 Party A warrants that it shall abide by the principle of good faith, provide complete documents and materials in time as required by Party B, and promises and warrants that all documents and materials provided are true, accurate, complete, legal and effective.

12.5 All behaviors and performances related to environmental, social and governance risks of Party A shall comply with the requirements of laws and regulations, and there are no major litigation cases related to environmental, social and governance risks.

12.6 Party A hereby undertakes that in case of breach of obligations hereunder, Party B may submit the information of breach of trust of Party A to credit investigation agencies and banking associations. Party A also authorizes relevant banking associations to share Party A’s dishonest information among banking financial institutions and even publicize it to the public through appropriate means.

Party A voluntarily accepts the joint punishment and rights protection measures taken by banking financial institutions such as Party B to reduce or stop credit granting, stop opening new settlement accounts, stop issuing new credit cards of legal representatives, etc.

12.7 Party A promises and guarantees that the loan hereunder is not a new hidden debt of local government in any form.

Article 13 Rights and Obligations of Party A

13.1 Party B shall open relevant accounts with Party B or its designated agencies as required by Party B, and accept Party B’s monitoring of such accounts.

13.2 The Loan shall be used in accordance with the purpose agreed herein, and shall not be used for dividends of Party A’s shareholders, investment of financial assets, fixed assets, equity, etc., and shall not be used for fields and purposes prohibited by the State for production and operation. If Party A is a local financial organization, laws and regulations, regulatory regulations and other provisions, such provisions shall prevail.

13.3 Party A shall not use the working capital loan for other purposes, and shall, as required by Party B, cooperate with pre-loan investigation, in-loan review, loan payment management, post-loan management and other relevant inspections of Party B, and provide timely information including but not limited to:

13.3.1 Load the business license of the enterprise with the unified social credit code, the identity certificate of the legal representative and the necessary personal information, the list of board members and the principal person in charge of finance, the business license, and the photocopy of the tax certificate of the tax department according to the period required by Party B;

13.3.2 Information of all opening banks, account numbers, deposits and loans;

13.3.3 Party B shall provide audited balance sheets, profit and loss statements, statements of changes in shareholders’ equity, sales volume, cash flow statement, financial statements, notes and explanations within the required period of time;

13.3.4 Production and operation plans and statistical statements;

13.3.5 All external guarantees (including any institution of Party B);

13.3.6 Information of all affiliated enterprises and related relationships, related transactions that have taken place and will take place, accounting for more than ten percent of its net assets, and internal mutual guarantees of group customers;

13.3.7 Cases of litigation, arbitration, administrative punishment, debt disputes with others, and cases of individual management personnel being criminalized, prosecuted, and punished;

13.3.8 Records and materials of the use of the loan hereunder. 13.4 The principal and interest of the loan shall be repaid in accordance with this Contract.

13.5 Party A shall, including but not limited to, make foreign investments, provide guarantees, substantially increase debt financing, contracting, leasing, trusteeship, asset restructuring, debt restructuring, equity restructuring, equity transfer and joint venture that may affect Party A’s ability to repay its debts. Merger (merger), division, joint venture (cooperation), reduction of registered capital or application for rectification, application for dissolution (or micro-sale),

Notify Party B in writing and obtain Party B’s written consent 30 days before the application for reorganization, settlement, bankruptcy and other changes in its business mode, system, solvency or legal status, and implement the liability for repayment of debts hereunder agreed by Party B in writing, or provide a new guarantee approved by Party B in writing. Otherwise, the above activities shall not be carried out before the payment of all debts under this contract.

13.6 Party B shall notify Party B in writing within three days of any change in its system and legal status, including but not limited to the announcement of suspension of business for rectification, announcement of closure, announcement of dissolution (cancellation), application for reorganization, bankruptcy, etc. Party B shall take adequate and effective measures to preserve Party B’s claims.

13.7 Party A shall notify Party B in writing within three days after the occurrence of any other material adverse event that may affect Party A’s ability to repay its debts or endanger its normal operation or the security of Party B’s debt, and take adequate and effective measures to preserve Party B’s debt.

13.8 If Party A changes its residence, name, legal representative or other middle and senior management personnel, Party A shall notify Party B in writing within seven days after the change.

13.9 Before paying back the principal and interest of the loan to Party B, Party A shall not sell specific assets, pay off other long-term debts in advance, or provide additional debt guarantees to third parties without the consent of Party B.

13.10 Party A shall not sign any contract with any third party that is detrimental to Party B’s rights and interests hereunder.

13.11 In the event that the guarantee is provided, if the guarantor breaches any of its obligations or declarations, guarantees and commitments under the guarantee contract, or loses the ability to guarantee, Party A shall immediately provide a new guarantee approved by Party B or pay off the loans hereunder in advance.

13.12 Party A shall timely sign and receive all notices sent or delivered by other means to Party B.

13,13 Party A shall strengthen the management of environmental, social and governance risks, and accept and cooperate with the supervision and inspection of Party B or third parties approved by Party A. If required by Party B, timely submit environmental, social and governance risk reports to Party B.

13.14 Party A shall cooperate with Party B in paying dynamic attention to major warning signals such as its operation, management, finance and capital flow, and cooperate with Party B in timely taking measures such as early repayment of loans and additional guarantees.

13.15 Party A shall not engage in any illegal or criminal acts such as money laundering and terrorist financing.

Article 14 Rights and Obligations of Party B

14.1 Party A shall have the right to request Party A to provide information related to the loan hereunder.

14.2 The Party shall have the right to supervise and inspect the use of the loan hereunder, and to understand Party A’s business activities, financial status, guarantee and debt disputes.

14.3 Party A shall have the right to require Party A to open relevant accounts in the institutions designated by Party B and to monitor them.

14.4 Party B shall have the right to participate in Party A’s large-scale financing, asset sale, merger, division, shareholding reform, bankruptcy liquidation and other activities to maintain Party B’s claims without violating laws, regulations and regulatory provisions.

14.5 In the process of loan issuance or payment, Party B shall have the right to negotiate with Party A to supplement the loan issuance if the following circumstances occur to Party ARelease and payment terms, or change the payment method of the loan, stop or suspend the issuance and payment of the loan funds as agreed in the contract:

14.5.1 Decline in credit status;

14.5.2 Significant deterioration in business and financial position;

14.5.3 Abnormal use of loan funds or evasion of entrusted payment;

14.5.4 Other material breach of the contract.

14.6 Before the maturity of the loan, Party B shall have the right to withdraw the loan in advance according to the withdrawal of Party A’s funds.

14.7 Party B shall keep confidential the information provided by Party A and the information obtained by Party B. For the purpose of performing this Agreement, Party B shall have the right to retain and internally use the information provided by Party A and the information obtained by Party B within the period specified by laws, regulations, regulatory provisions and competent authorities (if the period exceeds the above period, Party B shall have the right to destroy it); The right to provide information in accordance with laws and regulations, regulatory provisions and compulsory orders of judicial organs; Party B shall have the right to disclose the information to Party B’s agents and cooperative agencies for the purpose of performing this Agreement, and to obtain confidentiality commitments from such agents and cooperative agencies.

14.8 During the term hereof, if Party B changes its domicile, it shall timely publish an announcement of the change of address.

14.9 Party B has the right to conduct post-loan fund inspection, management and other work to prevent financing funds from misappropriating new local government implicit debts, and Party A shall cooperate with Party B in post-loan management. Once Party B finds that Party A has illegally added hidden debts to local governments, Party B has the right to suspend or terminate the loans that Party B has not issued at any time; For the loans already issued, Party B has the right to make the loans immediately mature and recover the principal and interest of the loans in advance.

14.10 Party B shall have the right to monitor the use of the loan funds. If Party B finds that Party A misappropriates the loan funds, Party B shall have the right to take corresponding measures to control and control such as asking Party A to rectify, repay the loan in advance or reduce the risk classification of the loan.

14.11 Party B shall have the right to pay dynamic attention to major warning signals such as Party A’s operation, management, finance and capital flow, and take timely measures such as withdrawing the loan in advance and requiring Party A to provide additional guarantees in accordance with the agreement.

Article 15 Liability for Breach of Contract

15.1 After the Contract comes into force, both parties shall perform their obligations under the Contract. If either party fails to perform or fails to fully perform its obligations under the contract or breaches its statements, warranties and commitments hereunder, it shall be deemed to be in breach of the Contract and shall be liable for such breach.

15.2 If Party A or the guarantor hereunder fails to complete the relevant guarantee procedures hereunder, or Party A fails to go to Party B to complete the withdrawal procedures as agreed herein, and the loan issuance time exceeds 30 days (including legal holidays and public holidays) agreed herein, Party B shall have the right to terminate the Contract and withdraw the loan in advance.

15.3 Under any of the following circumstances, Party A shall bear the corresponding liability for breach of contract, and Party B may take such measures as withdrawing the loan in advance, adjusting the loan payment method, adjusting the loan interest rate, charging penalty interest, reducing the credit line, stopping or suspending the loan issuance, and hold Party A accountable for the corresponding legal liabilities:

15.3.1 Party A fails to use the loan for the agreed purpose;

15.3.2 Party A fails to pay the loan funds in the agreed manner;

15.3.3 Party A fails to comply with its statements, warranties and commitments made hereunder;

15.3.4 Party A breaks the agreed financial indicators;

15.3.5 If Party A violates any contract or agreement signed by it as a party with others (including Party B hereof) or any commitment or guarantee made by it unilaterally, it shall constitute a serious breach of contract for other debts:

15.3.6 Other circumstances in which Party A violates this Contract.

15.4 If Party A fails to repay the loan principal due (including early maturity) within the repayment period agreed herein, it shall, from the date of the Chongqing term, charge an additional 50% of the interest rate agreed herein as the penalty interest rate and collect the overdue interest: If Party A fails to pay the interest on time during the loan term, it shall collect the compound interest according to the loan rescue interest rate agreed herein: Interest paid after the loan period shall be compounded at the penalty interest rate agreed in this paragraph.

15.5 If Party A does not use the loan for the purpose agreed herein, the principal and interest of the loan shall, from the date of making the Contract, be charged a penalty interest rate of 100% plus the interest rate agreed herein, and the penalty interest and compound interest shall be calculated.

15.6 In case the loan under this contract is overdue or not used according to the purpose stipulated in the contract, the overdue interest, penalty interest and compound interest shall be calculated on a monthly basis.

15.7 If Party A’s breach of contract causes Party B to take litigation or interim measures to realize the claims, Party A shall bear the appraisal fee, evaluation fee, auction fee, litigation fee, arbitration fee, notary fee, attorney’s fee and other reasonable expenses paid by Party B for realizing the claims.

Article 16 Loan Recovery in Advance

If Party A commits any of the following acts, Party B has the right to make all the loans already issued expire immediately and recover the loans already issued in advance

The principal and interest of the loan, and stop continuing to issue loans, while taking corresponding measures in accordance with the law:

16.1 Party A fails to pay the principal, interest and other payable amounts in full on time;

16.2 Party A provides Party B with false or concealed financial statements and other loan information or conceals important operating financial facts;

16.3 Party B refuses to accept Party B’s supervision and inspection of its use of loans and related production, operation and financial activities;

16.4 The use of loans for shareholder dividends, or gold assets, fixed assets, equity and other investments; For the fields and purposes whose production and business operation are prohibited by the State;

16.5 Party A takes out loans for borrowing and obtaining illegal income; 16.6 Party A fraudulently obtains loans;

16.7 Using a false contract with a related party to pledge to Party B such claims as notes receivable and accounts receivable without actual trade background to extract bank funds;

16.8 Intentionally evading and abolishing bank claims through connected transactions;

16.9 Party A’s mode of operation, its own system, solvency or legal status changes, Including but not limited to foreign investment that may affect its ability to pay debts, foreign guarantees, substantial increase in debt financing, contracting, leasing, custody, asset restructuring, debt restructuring, equity transfer, shareholding reform, joint venture, merger (merger), acquisition, division, property rights Paid transfer, joint venture (cooperation), reduction of registered capital, application for suspension of business for rectification, application for dissolution (or cancellation), application for reorganization, settlement, bankruptcy, etc., without Party B’s written consent and implementation of the obligation to pay off debts hereunder or provide new guarantees recognized by Party B;

16.10 In the event of any adverse change to the rights of Party B under this contract, , including but not limited to damage, loss or reduction in value of the collateral or pledge, or if the guarantor violates any obligation under the guarantee contract and Party A fails to provide the required new guarantee as requested by Party B;

16.11 The guarantee contract or other guarantee method is not effective, invalid or declared cancelled, or the guarantor loses the guarantee ability in part or in whole or expressly fails to perform the guarantee obligation, or the guarantor violates any obligation or commitment under the guarantee contract or violates the contract signed with a third party, and Party A fails to provide the required new guarantee as required by Party B;

16.12 The statements and warranties made by Party A are untrue, inaccurate or contain material concealment;

16.13 Party A has explicitly stated or indicated by its conduct that it will not perform its obligations hereunder;

16.14 If Party A violates any other obligations and commitments agreed herein, which Party B considers to be sufficient to affect the realization of its creditor’s rights;

16.15 Party A’s statement in the withdrawal application and/or the attached withdrawal application materials are untrue or Party A violates the commitments in the withdrawal application;

16.16 Party A’s violation of food safety, production safety, environmental protection and other laws, regulations, regulatory provisions or industry standards related to environmental, social and governance risk management has caused liability accidents or major environmental, social and governance risk events, which have or may affect the performance of its obligations hereunder;

16.17 Party A’s business and financial condition deteriorates, Party A is unable to repay debts due, or Party A is involved in major economic litigation or arbitration or other legal disputes, which seriously affects and threatens the realization of Party B’s claims;

16.18 There is a serious crisis in the overall credit status, business status and financial status of the group customers of Party A, which poses a major threat to the security of the loans of Party B;

16.19 Party A’s business is closed, dissolved, suspended, its business license is revoked, or its business license is cancelled;

16.20 Party A illegally adds local government hidden debt;

16.21 Party A is suspected of money laundering or terrorist financing activities;

16.22 Any other situation that may threaten the realization of Party B’s claims hereunder or cause Party B to suffer serious losses occurs.

Article 17 Entry into force of a contract

This contract shall come into force on the date of signing by both parties.

Article 18 Assignment and modification of contracts

18.1 Party A agrees that after the Contract becomes effective, Party B may transfer all or part of the claims hereunder to a third party.

18.2 After the Contract comes into force, if Party A transfers all or part of the debts hereunder to a third party, it shall submit to Party B in advance a written document indicating that the guarantor agrees to the transfer and continues to assume the guarantee obligation (except where the guarantor’s consent is not required) or provide a new guarantee and obtain Party B’s written consent.

18.3 After the Contract comes into force, neither party shall modify it without authorization. In case of any change, Party A and Party B shall reach a written change agreement.

18.4 If Party A requires the extension of the loan hereunder, Party B shall sign the extension agreement after examination and approval. If Party B does not agree to extend the term, Party A shall still perform the repayment obligation as agreed herein.

Article 19 Confidentiality

Either Party shall keep confidential the other party’s departure secrets, contract terms and other interest-related information obtained during the signing and performance of the contract; Unless otherwise stipulated by laws, regulations, regulatory policies, etc., the above information shall not be disclosed or disclosed to any third party with the consent of the other party.

Article 20 Governing law and dispute resolution

20.1 This Contract shall be governed by the laws of the People’s Republic of China.

20.2 All disputes arising from this Contract shall be settled through negotiation between Party A and Party B. If no agreement can be reached through negotiation, both parties shall choose to settle the matter in the following way:

☑ File a suit with the people’s court having jurisdiction in the place where Party B resides;

☒ Apply to / Arbitration Commission for arbitration.

Article 21 Notice and service

During the term hereof, if Party A’s legal person name, legal representative, address, telephone number and other Party A information set forth on the first page of this Contract are changed without a written notice to Party B, all documents sent by Party B to Party A according to Party A information set forth herein shall be deemed to be delivered.

Article 22 Supplementary Provisions

22.1 If Party A and Party B have signed the “Maximum Financing Contract” numbered  /  , this contract:

☒ It is a specific business contract under the “Maximum Financing Contract”

☒ The Company is managed independently of the Maximum Financing Contract.

If neither Party A nor Party B has explicitly agreed on the above matters or the agreement is unclear, this contract automatically becomes the specific business contract under the Maximum Financing Contract signed by both parties.

22.2 Party A authorizes Party B to provide the information related to the Contract and other relevant information to the Financial credit Information Basic database of the People’s Bank of China or other credit databases established according to law in accordance with the provisions of relevant laws and regulations or other normative documents or the requirements of financial regulators, and authorizes Party B to enter into and perform the Contract. Check the relevant information of Party A through the financial credit information basic database of the People’s Bank of China and other credit databases established by law.

22.3 Party A agrees and authorizes Party B to submit relevant information concerning hidden debts of local governments to the State Financial Regulatory Administration and its agencies and other regulatory authorities.

22.4 Either party proposes to amend this Contract in order to comply with the changed laws, regulations, judicial interpretations and regulatory provisionsIf so, the other party shall cooperate. Otherwise, unissued loans cease to be issued.

22.5 Other matters agreed by both parties:

1. The loan interest rate, penalty interest rate and compensation hereunder shall include VAT. The loan interest, current interest and compensation collected by Party B need not be invoiced. 2. The loan is used to repay the existing loan of the Borrower under contract BJZX1610120230039. 3. After the renewal of the loan, the borrower shall timely report the external guarantee to the lender, and promise that the information provided to the lender and the external guarantee amount are complete

22.6 When selecting options in ☐ mode under this contract, √ in ☐ indicates that this clause applies, and × indicates that hi does not apply.

22.7 One copy of this Contract by Party A, two copies by Party B and one copy by the guarantor shall be equally authentic.

22.8 The relevant attachments hereunder are an integral part of this Contract and have the same legal effect as this Contract.

22.9 Party B undertakes not to force Party A to purchase insurance, financial management, fund or other asset management products to sign this Contract

The additional conditions. If Party B introduces external data, information or ratings for the purpose of credit evaluation, Party A shall not be required to pay relevant fees.

22.10 Party B shall not charge any additional fees beyond those agreed herein. If the personal insurance of the borrower (Party B is the first beneficiary), mortgaged property registration, appraisal, property comprehensive insurance (Party B is the claimant) and compulsory notarization business are required for signing this Contract, the expenses shall be borne by Party B.

22.11 If Party A needs business consultation or complaints, it may call Party B’s customer service hotline at 95577.

22.12 Party B has taken reasonable measures to draw Party A’s attention to the abnormal provisions hereunder that exempt or reduce Party B’s liability, exclude or limit Party A’s rights and other provisions that have a significant interest of Party A, and has fully explained the relevant provisions as required by Party A; There is no disagreement between Party A and Party B on the understanding of all terms and conditions hereof.

Appendix:	1. Application for withdrawal of working capital loan

2. Commitment letter for use of funds

(No text below this page)

This page is the “Working Capital Loan Contract” signing page (no text on this page)

Party A: (Total tone)Beijing Hexian Lianjing Technology Co., LTD.

Legal representative: Xiao Tianhang

(or authorized agent) (signature or seal)

Party B: Beijing Shangdi Branch of Huaxia Bank Co., LTD.

The legal representative is mainly responsible: Wu Kang

(or commission a dance)